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Exhibit 23.8.

Engineer's Consent

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Questar Exploration and Production Company as of years ended December 31, 2001 and 2002, incorporated herein by reference into the following Registration Statements: Form S-3 (No. 333-48168) and Form S-8 (33-4436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658 and 333-89486).

/s/ GREGORY B. HUENI Vice President MALKEWICZ HUENI ASSOCIATES, INC.

March 4, 2005
Golden, Colorado

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Engineer's Consent